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Exhibit 23.1

NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN LLP

        The consolidated financial statements of the Registrant for the year ended December 31, 2001 included in this Annual Report on Form 10-K which are incorporated by reference into the Registrant's Registration Statement on Form S-8 (Registration No.'s: 333-67086, 333-101321 and 333-99237), have been audited by Luboshitz Kasierer Arthur Andersen, independent public accountants ("AA").

        However, after reasonable efforts, the Company has been unable to obtain from Arthur Andersen a reissued audit report with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2001. In accordance with regulations of the Securities and Exchange Commission, the Company has filed with this Annual Report on Form 10-K a copy of the previously-issued audit report dated February 6, 2002 of Arthur Andersen with respect to the consolidated financial statements for the year ended December 31, 2001.

        Because this Annual Report on Form 10-K is incorporated by reference into the Company's registration statements on Form S-8 (Nos. 333-67086, 333-101321 and 333-99237), it is deemed to be a new registration statement relating to the securities offered therein. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference of its previously-issued audit reports into this Annual Report. As a result, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act of 1933 (the "Securities Act") for any untrue statement of a material fact contained in the 2001 financials or any omissions of a material fact required to be stated therein. Accordingly, persons acquiring securities under those registration statements may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

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NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN LLP